Exhibit 99.1

Telesis Bio Pre-Announces Preliminary Fourth Quarter Financial Results

January 9, 2023

-- Record revenue of $9M in 4QFY22; Increase of 191% over 4QFY21

-- BioXp® Revenue increased by 131% to $3M, in 4QFY22 over 4QFY21

-- Successful achievement of first technical milestone with Pfizer leveraging Telesis Bio’s SOLA platform for enzymatic DNA synthesis technology

SAN DIEGO, Jan. 09, 2023 (GLOBE NEWSWIRE) -- Telesis Bio Inc. (NASDAQ: TBIO), a leader in automated multi-omic and synthetic biology solutions, today pre-announced certain preliminary, unaudited financial results for the fourth quarter ended December 31, 2022. The results are subject to the completion of the Company’s year-end financial reporting processes, reviews, and audit. Telesis Bio also announced that it has achieved the first technical milestone under its 2022 Collaboration and Licensing Agreement with Pfizer to further develop SOLA, Telesis Bio’s novel enzymatic DNA synthesis (EDS) technology for Pfizer’s use in its research and development of mRNA-based vaccines and biotherapies.

•
Revenue: The Company expects to report revenue for the fourth quarter of 2022 of $9 million compared to $3 million for the same period in 2021 representing growth of more than 190% for the same period.
•
BioXp® Revenue: The Company expects to report BioXp® revenue, which consists of instruments and kits, for the fourth quarter of 2022 of $3 million compared to $1.3 million for the same period in 2021 representing more than 130% growth for the period.
•
Gross Margin: The Company expects to report that gross margin will exceed 60% for the fourth quarter of 2022.
•
Operating Expenses: The Company expects to report that total operating expenses for the fourth quarter of 2022 were between $14 million and $15 million compared to $13 million for the same period of 2021.
•
Cash Position: As of December 31, 2022, the Company had $41 million in cash and cash equivalents.

“We are grateful to our Telesis Bio team for their tremendous efforts resulting in a stellar 2022 where we exceeded revenue expectations, delivered meaningful expansion of gross margin due to favorable product mix and cost stabilization and importantly, delivered key products for our customers and achieved milestones for our partners,” said Todd R. Nelson, Ph.D., CEO and Founder of Telesis Bio. “We are excited for what is ahead in 2023 and executing on our identified path to achieve positive cash flow by 2H 2024.”

About Telesis Bio

Telesis Bio is empowering scientists with the ability to create novel, synthetic biology-enabled solutions for many of humanity’s greatest challenges. As inventors of the industry-standard Gibson Assembly® method and the first commercial automated benchtop DNA and mRNA synthesis system, Telesis Bio is enabling rapid, accurate and reproducible writing of DNA and mRNA for numerous downstream markets. The award-winning BioXp® system consolidates, automates, and optimizes the entire synthesis, cloning and amplification workflow. As a result, it delivers virtually error-free synthesis of DNA and RNA at scale within days and hours instead of weeks or months. Scientists around the world are using the technology in their own laboratories to accelerate the design-build-test paradigm for novel, high-value products for precision medicine, biologics drug discovery, vaccine and therapeutic development, genome editing, and cell and gene therapy. Telesis Bio is a public company based in San Diego. For more information, visit www.telesisbio.com.

Telesis Bio, the Telesis Bio logo, Gibson Assembly, and BioXp are trademarks of Telesis Bio Inc.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements and guidance regarding Telesis Bio’s future financial performance as well as statements regarding the future release and success of new and existing products and services. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled Risk Factors and elsewhere in our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on November 11, 2022. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Telesis Bio disclaims any obligation to update these forward-looking statements.

Contact:

Jen Carroll

Vice President of Investor Relations

jen.carroll@telesisbio.com